December 21, 2009



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:  Exhibit B: Sub-Item 77K

Commissioners:

We have read the statements made by Williams Capital Management Trust (the "Trust"), a copy of which is attached and which we understand will be filed with the Securities and Exchange Commission pursuant to Item 77K of the Trust's
Form N-SAR for the annual period ended October 31, 2009.
We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



Tait, Weller & Baker LLP